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                                   Exhibit 11


                          BONE CARE INTERNATIONAL, INC.
                Statement Regarding Computation of Loss Per Share

                                           ------------------------------
                                                  Three Months Ended
                                            December 31,      December 31,
                                               2001               2000
                                           ------------------------------
Net loss                                   $(1,253,903)       $(2,689,989)
                                           ==============================
Weighted average number of common shares    14,072,551         12,241,524
                                           ==============================
Net loss per common share - basic          $     (0.09)       $     (0.22)
                                           ==============================
Net loss per common share - diluted        $     (0.09)       $     (0.22)
                                           ==============================


                                           ------------------------------
                                                  Six Months Ended
                                            December 31,      December 31,
                                               2001               2000
                                           ------------------------------
Net loss                                   $(3,390,102)       $(4,418,482)
                                           ==============================
Weighted average number of common shares    14,030,063         11,849,096
                                           ==============================
Net loss per common share - basic          $     (0.24)       $     (0.37)
                                           ==============================
Net loss per common share - diluted        $     (0.24)       $     (0.37)
                                           ==============================






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